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                                                                  Exhibit 4.3

                              CERTIFICATE OF TRUST
                                       OF
                               UFH CAPITAL TRUST I

         This Certificate of Trust of UFH Capital Trust I (the "Trust"), dated July 30, 1998, is being duly executed and filed by Wilmington Trust Company, a Delaware corporation, Neil W. Savage and C. Peter Bardin, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 De.C. ss. 3801 et seq.).

         1. Name. The name of the business trust formed hereby is UFH Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                               WILMINGTON TRUST COMPANY, as trustee


                               By:/s/ Debra Eberly
                                  ------------------------------------
                               Name:  Debra Eberly
                                    ----------------------------------
                               Title: Administrative Account Manager
                                     ---------------------------------



                               /s/ Neil W. Savage
                               ---------------------------------------
                               Neil W. Savage, as trustee


                               /s/ C. Peter Bardin
                               ---------------------------------------
                               C. Peter Bardin, as trustee